Exhibit 10.2

THE BANK OF PRINCETON

AMENDED AND RESTATED

2012 EQUITY INCENTIVE PLAN

Purpose; Definitions. The purposes of The Bank of Princeton 2012 Equity Incentive Plan (the “Plan”) are to enable The Bank of Princeton (the “Company” or the “Bank”) and its affiliated companies to recruit and retain highly qualified personnel, to provide those personnel with an incentive for productivity, and to provide those personnel with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

“Affiliate” means any Person that directly or indirectly controls, or is controlled by, or is under common control with the Company (or its successors).

“Award” means a grant of Options or Restricted Stock pursuant to the provisions of the Plan.

“Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

“Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

“Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) a material breach of any agreement with or duty owed to the Company or any of its Affiliates; or (v) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

“Change in Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50%

of the voting power of the Company’s then outstanding securities; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) any similar event deemed by the Board to constitute a Change in Control for purposes of this Plan.

For the avoidance of doubt, a transaction or a series of related transactions will not constitute a Change in Control if such transaction(s) result(s) in the Company, any successor to the Company, or any successor to the Company’s business, being controlled, directly or indirectly, by the same Person or Persons who controlled the Company, directly or indirectly, immediately before such transaction(s).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

“Director” means a member of the Board.

“Disability” means a condition rendering a Participant Disabled.

“Disabled” means a total and permanent disability, as defined in Section 22(e)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the closing price for a Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the Financial Industry Regulatory Authority, Inc. who make a market in the Shares selected from time to time by the Company for that purpose.

“Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

“Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

“Option” means any option to purchase Shares (including Restricted Stock, if the Board so specifies in the applicable Award Agreement) granted pursuant to Section 5 hereof.

“Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

“Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its Affiliates to whom an Award is granted.

“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

“Restricted Stock” means Shares that are subject to restrictions pursuant to Section 7 hereof.

“Shares” means shares of the Company’s common stock, par value $5.00, subject to substitution or adjustment as provided in Section 3.3 hereof.

“Subsidiary” means, in respect of the Company, a subsidiary company, as defined in Sections 424(f) and (g) of the Code.

Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Subject to the requirements of the Company’s bylaws and certificate of incorporation any other agreement that governs the appointment of Board committees, any Committee to which some or all of the Board’s administrative functions are delegated under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any such Committee will be Non-Employee directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

The Board will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

determine the type of Awards to be granted to any person hereunder;

determine the number of Shares, if any, to be covered by each Award;

establish the other terms and conditions of each Award issued under the Plan (and any Award Agreement);

adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable;

interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement);

correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan; and

otherwise supervise the administration of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Shares Subject to the Plan.

Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company. The maximum number of Shares that may be subject to Awards under the Plan is 600,000, all of which may be issued in respect of Incentive Stock Options. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock is canceled, forfeited or repurchased for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if the delivery of any Share is withheld in settlement of a tax withholding obligation associated with an Award or in satisfaction of the exercise price payable upon exercise of an Option, that Share will again become available for grant under the Plan.

Other Adjustments. In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction (including, without limitation, any “corporate transaction,” within the meaning of Treasury Regulation § 1.424-1(a)(3)), substitutions or adjustments will be made by the Board: (i) to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) to the number, class and/or issuer of securities subject to outstanding Awards; and (iii) to the exercise price of outstanding Awards, in each case in a manner that reflects equitably the effects of such event or transaction. For avoidance of doubt, a substitution or adjustment that reflects equitably the effects of a given event or transaction will include (but will not be limited to) any substitution or adjustment consistent with the requirements of Treasury Regulation § 1.424-1(a) or any successor provision.

Change in Control. Notwithstanding anything to the contrary set forth in the Plan: (i) contingent upon the occurrence of any Change in Control, and without the need for the consent of any Participant, immediately prior to that Change in Control, all outstanding Options shall become fully vested and immediately exercisable; and (ii) in addition, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

cause any or all outstanding Restricted Stock to become non-forfeitable, in whole or in part;

cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg.§1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option), such that the excess of the aggregate fair market value of the shares subject to the substituted option immediately after the exchange over the aggregate exercise price of such shares shall be equal to the aggregate Fair Market Value of the Shares subject to the old Option immediately before such exchange over the aggregate exercise price for such Shares;

cancel any Restricted Stock in exchange for restricted stock of any successor corporation or its parents with a value equal to (A) the number of Shares of Restricted Stock, multiplied by (B) the Fair Market Value per Share on the date of the Change in Control;

cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control;

cancel any Option in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; or

redeem any share of Restricted Stock in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change of Control.

In the discretion of the Board, any cash or substitute consideration payable upon cancellation or redemption of an Award may be subjected to (i) in the case of Restricted Stock, vesting terms substantially identical to those that applied to the cancelled or redeemed Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Eligibility. Employees, directors, consultants, and other individuals who provide services to the Company, its Parent, or their majority-owned subsidiaries are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

Options. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve. The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions as the Board deems appropriate in its sole and absolute discretion:

Option Price. The exercise price per Share purchasable under an Option will be determined by the Board in its sole and absolute discretion and will not be less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value of a Share on the date of the grant.

Option Term. The term of each Option will be fixed by the Board; provided however, that no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or of a Subsidiary may not have a term of more than five years. No Option may be exercised after expiration of the term of the Option.

Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board. Generally, options will vest over a vesting period of approximately equal percentages each year over an initial term no shorter than three (3) years.

Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5.3 and the cessation of employment provisions of Section 6, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check or such other means as the Board may accept. As determined by the Board in its sole discretion on or after the date of grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 9.1 hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

Cessation of Service. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 6 with respect to exercise upon or following cessation of employment or other service.

Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) during the Participant’s lifetime, an Option will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his or her personal representative).

Forfeiture. If the Bank’s regulatory capital falls below minimum regulatory requirements or the existence of outstanding stock options granted under this Plan or any other Plan maintained by the Bank impairs the Bank’s ability to raise capital, as determined by the New Jersey Department of Banking and Insurance or the Federal Deposit Insurance Corporation (a “Forfeiture Event”), then upon notification by the New Jersey Department of Banking and Insurance or the Federal Deposit Insurance Corporation that a Forfeiture Event has occurred (the “Forfeiture Notice Date”), the Bank may be required, at the direction of the New Jersey Department of Banking and Insurance or the Federal Deposit Insurance Corporation, to take, without the need for the consent of any Participant, the following actions with respect to any Option that is outstanding as of the Forfeiture Notice Date:

cause any outstanding Option that is vested and/or exercisable as of the Forfeiture Notice Date, to remain exercisable for a period of time, as determined by the applicable regulatory agency, following the Forfeiture Notice Date, and, to the extent not exercised within such time period, cancel that Option;

cancel any outstanding Option that has not yet become vested and/or exercisable as of the Forfeiture Notice Date.

Cessation of Service. Unless otherwise specified with respect to a particular Option in the applicable Award Agreement, Options granted hereunder will remain exercisable after cessation of service only to the extent specified in this Section 6.

Cessation by Reason of Death. If a Participant’s service with the Company or any Affiliate ceases by reason of death, any Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine in the applicable Award Agreement, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board in the applicable Award Agreement, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option.

Cessation by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine in the applicable Award Agreement, for a period expiring (i) at such time as may be specified by the Board in the applicable Award Agreement, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

Termination for Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

Other Cessations. If a Participant’s service with the Company and its Affiliates ceases for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine in the applicable Award Agreement, for a period expiring (i) at such time as may be specified by the Board in the applicable Award Agreement, or (ii) if not specified by the Board, then 90 days from the date of cessation of service (irrespective of the manner or timing of the cessation and without regards to whether there has been reasonable notice of cessation), or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option.

Restricted Stock.

Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.

Any share certificate issued in connection with an Award of Restricted Stock, will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE BANK OF PRINCETON 2012 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND THE

BANK OF PRINCETON (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF THE BANK OF PRINCETON AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

Restrictions and Conditions. The Restricted Stock awarded pursuant to this Section 8 will be subject to the following restrictions and conditions, and any other restrictions and conditions set forth in the applicable Award Agreement.

During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

Except as provided in this Paragraph (2) or the applicable Award Agreement, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

Subject to the provisions of the applicable Award Agreement, if a Participant’s service with the Company and its Affiliates ceases prior to the expiration of the applicable Restriction Period, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.

If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3.3 or otherwise), any certificates for such Shares will be replaced with new certificates, without the restrictive legend applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, provided that no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within twelve (12) months of its adoption by the Board, by the Company’s stockholders in a manner consistent with Treas. Reg. § 1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3), or (ii) change the persons or class of persons eligible to receive Awards.

General Provisions.

The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The Award Agreement evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with applicable securities laws.

All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of any stock exchange upon which the Shares are then listed, and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Board, the minimum required withholding obligation with respect to an Award may be settled in Shares, including the Shares that are subject to that Award.

Effective Date of Plan. The Plan will become effective on the date that it is approved by the stockholders of the Company.

Term of Plan. The Plan will continue in effect until terminated in accordance with Section 8; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date the Plan becomes effective (or, if the stockholders approve an amendment that (i) increases the number of shares subject to the Plan or (ii) extends the period which Incentive Stock Options may be granted hereunder, the 10th anniversary of the effective date of such increase or extension); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the application of the principles of conflicts of laws.

Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

the Company’s certificate of incorporation (as the same may be amended and/or restated from time to time);

the Company’s bylaws (as the same may be amended and/or restated from time to time); and

any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be given by registered or certified mail, postage prepaid, and addressed, if to the Company to its principal executive office to the attention of its Chief Financial Officer (or such other person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel records, or to such other address as that Participant may hereafter designate in writing to the Company. Any such notice shall be deemed given or delivered three days after the date of mailing.